                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
             the Securities Exchange Act of 1934 (Amendment No.   )

    Check the appropriate box:
    / /  Preliminary Information Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
    /X/  Definitive Information Statement

                                BROADWING COMMUNICATIONS INC.
--------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

Broadwing Communications Inc.                                    NOTICE OF ACTION BY WRITTEN
1122 Capital of Texas Highway South                                   CONSENT OF STOCKHOLDER
Austin, Texas 78746

--------------------------------------------------------------------------------

To our Stockholders:

    Cincinnati Bell Inc., doing business as Broadwing Inc., is the holder of all of the outstanding shares of common stock, $.01 par value, of Broadwing Communications Inc. (the "Company") and has approved in writing the election of Richard G. Ellenberger as a director of the Company for a one-year term ending in 2001. Mr. Ellenberger has served as a director of the Company since
November 9, 1999. The re-election of Mr. Ellenberger as a director shall not become effective until at least 20 days after the mailing of the enclosed Information Statement.

    Your consent is not required and is not being solicited in connection with this action. Pursuant to Section 228 of the Delaware General Corporation Law, you are hereby being provided with notice of the approval by less than the unanimous written consent of the eligible voting stockholders of the Company. Pursuant to the Securities Exchange Act of 1934, you are hereby being furnished with an Information Statement relating to this action.

    WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED INFORMATION STATEMENT IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY.

                                          By Order of the Board of Directors

April 13, 2000                                 Thomas E. Taylor, Secretary

                         Broadwing Communications Inc.
                      1122 Capital of Texas Highway South
                              Austin, Texas 78746
                     Information Statement Relating to the
                Election of Richard G. Ellenberger as a Director
                       For a One-Year Term Ending in 2001
                     WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY.
        The Approximate Date of Mailing of this Information Statement is
                                 April 13, 2000

    This Information Statement is being furnished by Broadwing
Communications Inc., a Delaware corporation (the "Company"), to the holders of the Company's 12 1/2% Series B Junior Exchangeable Preferred Stock Due 2009, $.01 par value (the "Preferred Shares"), in connection with the election of Richard G. Ellenberger as a director of the Company for a one-year term ending in 2001.

    The director who receives the greatest number of votes is elected to the Board of Directors. Cincinnati Bell Inc., doing business as Broadwing Inc. ("Broadwing"), is the holder of all of the outstanding Common Stock, $.01 par value, of the Company (the "Common Shares") and has consented in writing to the election of Richard G. Ellenberger as a director for a one-year term ending in 2001. Broadwing's approval constitutes over 90% of the votes entitled to be cast on the election of Mr. Ellenberger as a director. Mr. Ellenberger has served as the sole director of the Company since November 9, 1999.

    Accordingly, all corporate actions necessary to elect Mr. Ellenberger as a director for a one-year term ending in 2001 have been taken. Pursuant to the regulations promulgated under the Securities Exchange Act of 1934, the re-election of Mr. Ellenberger as a director shall not become effective until at least 20 days after the Company has mailed this Information Statement to the holders of the Preferred Shares.

    The Company has asked brokers and other custodians and fiduciaries to forward this Information Statement to the beneficial owners of the Preferred Shares held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such materials.

    The executive offices of the Company are located at 1122 Capital of Texas Highway South, Austin, Texas 78746. All holders of record of the Preferred Shares at the close of business on March 20, 2000 will receive this Information Statement.

                               VOTING SECURITIES

    The Company's Board of Directors has fixed the close of business on March 20, 2000 as the record date (the "Record Date") for the determination of stockholders entitled to vote. As of the Record Date, 500,000 Common Shares and 395,120 Preferred Shares were entitled to vote. Broadwing owns 100% of the Common Shares and is entitled to one vote for each Common Share. All other stockholders are entitled to one-tenth of one vote for each Preferred Share owned on the Record Date. The Preferred Shares vote with the Common Shares as one class.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The Company is not aware of any directors or officers that own any equity securities of the Company. The Company has only limited information concerning the beneficial ownership of the Preferred Shares because substantially all of the Preferred Shares are registered in the name of nominees.

    The following table sets forth certain information as of the Record Date regarding the only stockholder of the Company known by the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities:

                                                 AMOUNT AND
                                                 NATURE OF    PERCENT
TITLE OF CLASS          BENEFICIAL OWNER         OWNERSHIP    OF CLASS
--------------          ----------------         ----------   --------
    Common Shares       Cincinnati Bell Inc.      500,000       100%
                        d/b/a Broadwing Inc.
                        201 East Fourth Street
                        P.O. Box 2301
                        Cincinnati, Ohio 45201

                        CHANGE OF CONTROL OF THE COMPANY

    On Tuesday, November 9, 1999, the Company consummated its merger with Broadwing's wholly owned subsidiary, Ivory Merger Inc. ("Ivory"). In accordance with the terms of the Agreement and Plan of Merger among the Company, Broadwing and Ivory dated July 20, 1999, as amended (the "Merger Agreement"), upon the filing of the certificate of merger with the Delaware Secretary of State, Ivory was merged with and into the Company with the Company as the surviving corporation and the Company became a wholly owned subsidiary of Broadwing (other than with respect to the Preferred Shares). Each issued and outstanding Common Share (except for shares owned by Broadwing or the Company) was converted into the right to receive 2.0976 common shares of Broadwing ("Broadwing Common Shares"). In addition, each issued and outstanding share of the Company's 7 1/4% Junior Convertible Preferred Stock Due 2007 and the Company's Depositary Shares representing 1/20 of a share of the Company's 6 3/4% Cumulative Convertible Preferred Stock was converted into the right to receive Broadwing's 7 1/4% Junior Convertible Preferred Stock Due 2007 and Broadwing's Depositary Shares representing 1/20 of a share of Broadwing's 6 3/4% Cumulative Convertible Preferred Stock. The Company's stockholders and Broadwing's shareholders approved the merger at Shareholder Meetings held on October 29, 1999.

    Prior to the consummation of the merger, Broadwing had purchased 4,999,345 Company Common Shares from Trustees of the General Electric Pension Trust ("GEPT") for $234,967,250. Each remaining Company Common Share held by GEPT as of November 9, 1999 was converted into the right to receive 2.0976 Broadwing Common Shares.

    Pursuant to the Merger Agreement, the Board of Directors of the Company was replaced by the Board of Directors of Ivory, with Richard G. Ellenberger becoming the sole member of the Company's

Board of Directors. In addition, two former Company directors, John M. Zrno and Richard D. Irwin, joined the Broadwing Board of Directors.

    In connection with the merger, Broadwing sold $400 million of convertible subordinated debentures to Oak Hill Capital Partners, L.P. ("Oak Hill"). The debentures have a coupon of 6.75% and are convertible at a price of $29.89 per Broadwing Common Share. The Broadwing Board of Directors approved using the proceeds from the sale to Oak Hill to purchase Company Common Shares from GEPT and to buy back Broadwing Common Shares on the open market.

    In addition, Broadwing and the Company completed a $1.8 billion bank credit facility pursuant to a Credit Agreement dated as of November 9, 1999, among Broadwing and Broadwing Communications Services Inc., formerly IXC Communications Services, Inc. ("IXCS"), a subsidiary of the Company, as Borrowers, Broadwing as Parent Guarantor, the Initial Lenders, Initial Issuing Banks and Swing Line Banks named therein, Bank of America, N.A., as Syndication Agent, Citicorp USA, Inc., as Administrative Agent, Credit Suisse First Boston and The Bank of New York, as Co-Documentation Agents, PNC Bank, N.A., as Agent and Salomon Smith Barney Inc. and Bank of America Securities LLC, as Joint Lead Arrangers (the "Credit Agreement"). The Credit Agreement has been amended to increase the credit facility to $2.1 billion. The Credit Agreement is being used to refinance certain debt of Broadwing and the Company and for general corporate purposes of Broadwing. Pursuant to the Credit Agreement, Broadwing pledged all of its outstanding shares of the Company.

                               BOARD OF DIRECTORS

GENERAL INFORMATION

    The Board of Directors of the Company (the "Board") is responsible for establishing broad corporate policies and for the overall performance of the Company. Mr. Ellenberger became the sole member of the Board at the time of the merger. As the Chief Executive Officer of the Company, Mr. Ellenberger is involved in day-to-day operating details and is also kept informed of the Company's business by various operating and financial reports and documents.

    Since the Company has one director, the Board does not hold official meetings. The sole director takes action by written consent in lieu of meeting whenever needed. There have been no Board committees since the merger.

    In 1999, the Board held 24 meetings, all of which were held prior to the merger.

COMPENSATION OF DIRECTORS

    Mr. Ellenberger, as an employee of the Company and of Broadwing, does not receive any compensation for serving on the Board.

    Prior to the merger, in 1999, non-employee directors received annual compensation of $15,000, $1,000 for participating in each regular Board meeting and $300 for participating in each telephonic meeting. All compensation which would otherwise have been payable to Wolfe H. Bragin as a former director of the Company was paid to GEPT. Prior to the merger, all directors received reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board. Except for Mr. Bragin, on May 28, 1999, each non-employee director also received an option grant of 2,500 Common Shares under the 1998 Stock Plan. As a result of the unavailability of certain exemptions under the securities laws, the compensation of Mr. Bragin was slightly different from that of the other directors. Specifically, rather than receiving a stock option to purchase 2,500 Common Shares, Mr. Bragin (on behalf of GEPT) received a cash payment equal to the assumed value of the option.

SHARE OWNERSHIP OF DIRECTOR AND OFFICERS

    The Company is not aware of any directors or named executive officers that own any equity securities of the Company. The following table sets forth the beneficial ownership of Broadwing Common Shares as of March 20, 2000 by each director and named executive officer that was employed by the Company as of March 20, 2000 and by all directors and officers of the Company as a group.

                                                             BROADWING COMMON
                                                            SHARES BENEFICIALLY
                                                                OWNED AS OF       PERCENT OF BROADWING
                                                            MARCH 20, 2000 (A)       COMMON SHARES
                                                            -------------------   --------------------
Dominick J. DeAngelo......................................         302,297                0.15%
Richard G. Ellenberger....................................         418,543                0.21%
Kevin W. Mooney...........................................         105,719                0.05%
Mark W. Peterson..........................................           3,950                0.00%
Richard S. Pontin.........................................          83,375                0.04%
Thomas Schilling..........................................           1,790                0.00%
Jeffrey C. Smith..........................................         317,491                0.16%
Thomas E. Taylor..........................................         114,062                0.06%
David A. Torline..........................................          33,909                0.02%
All directors and officers as a group (consisting of
  11 persons, including those named above)................       1,423,996                0.71%

------------------------

(a) Includes Broadwing Common Shares subject to outstanding options which are exercisable by such individuals within 60 days. The following options are included in the totals: 302,297 Broadwing Common Shares for Mr. DeAngelo; 133,975 Broadwing Common Shares for Mr. Ellenberger; 62,300 Broadwing Common Shares for Mr. Mooney; 313,296 Broadwing Common Shares for Mr. Smith; 52,062 Broadwing Common Shares for Mr. Taylor; and 17,700 Broadwing Common Shares for Mr. Torline.

                             ELECTION OF DIRECTORS

    The Board of the Company presently consists of one director, Richard G. Ellenberger, Chief Executive Officer of the Company and President and Chief Executive Officer of Broadwing. The director is elected for a one-year term. The Board has nominated Richard G. Ellenberger, who is an incumbent director, as a director, to serve until his successor is elected and qualified. Broadwing has approved the election of Mr. Ellenberger as a director for a one-year term ending in 2001 and until his successor is duly elected and qualified.

    For Mr. Ellenberger, there follows a brief listing of his principal occupation during at least the past five years, other major affiliations and his age on the date of this Information Statement.

                                    DIRECTOR

       Richard G. Ellenberger, Chief Executive Officer of the Company since November 9, 1999; President and Chief Executive Officer of Broadwing since March 1, 1999; Chief Operating Officer of Broadwing since July 1, 1998; President, Chief Executive Officer and a Director of Cincinnati Bell Telephone Company since 1997. Director of Broadwing since 1998. Director of the Company since 1999. Chief Executive Officer of XLConnect, 1996-1997; President, Business Services of MCI Telecommunications, 1995-1996; Senior Vice President, Worldwide Sales of MCI Telecommunications, 1994-1995; Senior Vice President, Branch Operations of MCI Telecommunications, 1993-1994; Vice President, Southeast Region of MCI Telecommunications, 1992-1993. Age 47.

              BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee that set and approved the executive compensation paid until the merger consisted of three former directors of the Company who resigned at the effective time of the merger: Wolfe H. Bragen, Richard D. Irwin and Ralph J. Swett. The Company currently does not have a compensation committee. Mr. Ellenberger, the sole director of the Company, is responsible for administering executive compensation policies for the officers of the Company, other than for the named executive officers of the Company. The Broadwing Compensation Committee administers the compensation of Mr. Ellenberger, the Chief Executive Officer of the Company, Richard S. Pontin, the President and Chief Operating Officer of the Company, Kevin W. Mooney, the Chief Financial Officer of the Company, and Thomas E. Taylor, the General Counsel and Secretary of the Company.

COMPENSATION PHILOSOPHY

    The Company's executive compensation program consists of three elements: base salary, annual incentive compensation and long term incentive compensation and targets each executive's total direct compensation to be competitive with the revenue adjusted median of the marketplace, using information from general industry and telecommunication surveys conducted by outside consultants.

    BASE SALARIES. Base salaries have been established at ranges that are comparable to similar positions at other companies based upon the Company's market data. The Company intends to adjust salaries based upon individual performance and upon the results of the Company's market data. The salaries of the named executive officers appear in the "Summary Compensation Table."

    ANNUAL INCENTIVES. For the named executive officers, other than Mr. Ellenberger, annual bonuses were based on the Company's financial performance and on personal performance. Mr. Ellenberger is paid by Broadwing and his compensation was determined by the Broadwing Compensation Committee. The annual bonuses of the named executive officers appear in the "Summary Compensation Table."

    LONG TERM INCENTIVES. The long term incentives of the named executive officers of the Company, other than Mr. Ellenberger, are solely in the form of stock options under the Company's and Broadwing's benefit plans. The stock option grants to the named executive officers are shown in the "Grants of Stock Options" table.

    COMPENSATION OF CHIEF EXECUTIVE OFFICER. Mr. Ellenberger served in the capacity of Chief Executive Officer of the Company from November 9, 1999 through the end of 1999 and as President and Chief Executive Officer of Broadwing since March 1, 1999. Prior to that date, he was President and CEO Elect of Broadwing. Mr. Ellenberger is compensated by Broadwing as set forth in the "Summary Compensation Table." Mr. Scott served in the capacity as President and CEO of the Company until May 26, 1999 and his compensation is set forth in the "Summary Compensation Table." Mr. Zrno served in the capacity as President and CEO effective May 27, 1999 through November 8, 1999 and his compensation is set forth in the "Summary Compensation Table."

    COMPENSATION LIMITATION. Section 162(m) of the Internal Revenue Code (the "Code") generally limits the available deduction to the Company for compensation paid to any of the Company's named executives to $1,000,000, except for performance-based compensation that meets certain technical requirements.
Mr. Ellenberger and the Broadwing Compensation Committee desire to maximize the amount of compensation expense that is deductible by the Company when it is appropriate and in the best interests of the Company and its stockholders. However, compensation decisions will continue to be based primarily on the extent to which performance goals have been achieved and on the effectiveness of each type of compensation for incenting results.

    Richard G. Ellenberger

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company currently does not have a compensation committee.
Mr. Ellenberger, the Chief Executive Officer of the Company, is also the sole director of the Company. During 1999, Mr. Ellenberger, in his capacity as the sole director of the Company, made decisions concerning executive officer compensation, other than for the named executive officers of the Company.

    The Compensation Committee consisted of Messrs. Irwin, Bragin and Swett for fiscal 1999 prior to the merger. The Compensation Committee was disbanded at the time of the merger. Mr. Swett was an employee of the Company until October 1997.

                              CERTAIN TRANSACTIONS

    For the year ended December 31, 1999, the law firm of Riordan & McKinzie, of which Mr. McKinzie, a director of the Company until the merger, is a principal, provided certain legal services to the Company in the amount of approximately $3,217,928 million.

    Prior to the merger, GHA, a company whose president is Mr. Irwin, a director of the Company until the merger, received an annual fee of $100,000 from the Company for performing certain advisory services with respect to the management, operation and business development activities of the Company.

                             EXECUTIVE COMPENSATION

I. SUMMARY COMPENSATION TABLE

    The following table shows the compensation of the Chief Executive Officer, the former Chief Executive Officers who served in such capacity in 1999 prior to the merger and the other four most highly compensated executive officers of the Company or any of its subsidiaries for services to the Company and its subsidiaries in all capacities. Mr. Ellenberger served as a director of the Company but received no separate compensation in that capacity. The Company expects that the named executive officers in 2000 will be Richard G. Ellenberger, CEO, Richard S. Pontin, President, Kevin W. Mooney, Chief Financial Officer, Jeffrey C. Smith, Chief Legal/Administrator Officer, and Dominick J. DeAngelo, President, Data and Internet Markets of Broadwing Communications Services Inc.

                                                                                        LONG-TERM COMPENSATION
                                                       ANNUAL COMPENSATION                      AWARDS
                                               ------------------------------------   --------------------------
                                                                      OTHER ANNUAL    RESTRICTED     SECURITIES       ALL OTHER
                                                                      COMPENSATION      STOCK        UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION           YEAR     SALARY($)   BONUS($)        ($)        AWARDS($)      OPTIONS (#)         ($)
---------------------------         --------   ---------   --------   -------------   ----------     -----------    -------------
Richard G. Ellenberger............    1999     $550,000    $576,000             (b)   $5,025,000(c)   2,028,000(d)    $      0
CEO(a)

Benjamen L. Scott.................    1999     $385,000    $300,000     $482,000(f)   $        0              0       $ 25,173(g)
Former President and CEO(e)           1998     $358,852    $225,000     $147,001(h)   $        0         94,800(i)    $ 80,526(j)
                                      1997     $ 69,000    $350,000             (b)   $        0        500,000(i)    $  3,234(k)

John M. Zrno......................    1999     $176,212    $     0              (b)   $        0      1,073,800(m)    $ 21,962(n)
Former President and CEO(l)

Michael W. Vent...................    1999     $270,000    $135,000     $ 72,942(p)   $        0        299,742(q)    $      0
President, Network Services and       1998     $225,000    $105,000             (b)   $        0        197,000(i)    $ 16,044(r)
  Information Technology(o)           1997     $192,377    $80,000              (b)   $        0         50,000(i)    $ 14,350(r)

Jeffrey C. Smith..................    1999     $207,904    $145,000             (b)   $        0        199,741(s)    $      0
Chief Legal/Administrative Officer    1998     $190,000    $70,000              (b)   $        0         22,000(i)    $      0
                                      1997     $127,615    $     0              (b)   $        0         80,000(i)    $154,860(k)

                                                                                        LONG-TERM COMPENSATION
                                                       ANNUAL COMPENSATION                      AWARDS
                                               ------------------------------------   --------------------------
                                                                      OTHER ANNUAL    RESTRICTED     SECURITIES       ALL OTHER
                                                                      COMPENSATION      STOCK        UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION           YEAR     SALARY($)   BONUS($)        ($)        AWARDS($)      OPTIONS (#)         ($)
---------------------------         --------   ---------   --------   -------------   ----------     -----------    -------------
Dominick J. DeAngelo..............    1999     $230,105    $95,000              (b)   $        0        299,742(t)    $    192(k)
President, Data and Internet          1998     $102,308    $     0              (b)   $        0        102,000(i)    $ 75,180(k)
  Markets of Broadwing
  Communications Services, Inc.

David L. Hughart..................    1999     $367,228    $191,250             (b)   $        0        299,742(t)    $ 34,085(k)
President, U.S. Sales(u)              1998     $105,962    $     0              (b)   $        0        147,000(i)    $ 14,138(k)

------------------------------

(a) Mr. Ellenberger became the CEO effective November 9, 1999. Mr. Ellenberger is compensated by Broadwing. Compensation information is provided for fiscal 1999 and includes compensation for services provided to Broadwing and the Company.

(b) Does not include the value of perquisites and other personal benefits because the total amount of such compensation, if any, does not exceed the lesser of $50,000 or 10% of the total amount of the annual salary and bonus for the individual for that year.

(c) Broadwing awarded Mr. Ellenberger 300,000 Broadwing Common Shares, 25% vesting on December 31, 1999 and December 31 of each year thereafter. The value of these shares as of December 31, 1999 was $11,118,750. Dividends were paid on all restricted shares through August 1999 when Broadwing ceased paying dividends.

(d) Represents Broadwing Common Shares underlying options.

(e) Mr. Scott resigned as the CEO effective May 26, 1999.

(f) Includes an automobile allowance of $12,000 and $470,000 in connection with the forgiveness of a loan made to Mr. Scott.

(g) Represents payment for accrued vacation upon the termination of his employment.

(h) Includes an automobile allowance of $12,000 and $135,000 in connection with the partial forgiveness of a loan, including interest, made to Mr. Scott.

(i) Represents Company Common Shares underlying options. All options outstanding at the time of the merger were converted into the right to obtain Broadwing Common Shares upon exercise. The number of Broadwing Common Shares subject to each such option is equal to the number of Company Common Shares originally subject to such option multiplied by 2.0976 and rounded down to the nearest whole share.

(j) Includes an employer contribution of $6,402 under the Company's 401(k) Plan and reimbursed relocation expenses of $74,124.

(k) Represents reimbursed relocation expenses.

(l) Mr. Zrno served as the CEO effective May 27, 1999 through November 8, 1999.

(m) Represents 1,048,800 Broadwing Common Shares underlying options that were obtained in the merger upon the conversion of options to acquire 500,000 Company Common Shares and 25,000 Broadwing Common Shares underlying an option that was granted by Broadwing after the merger.

(n) Includes $14,580 for payment for accrued vacation upon the termination of his employment and reimbursed relocation expenses of $7,382.

(o) Mr. Vent resigned effective December 31, 1999.

(p) Includes an automobile allowance of $8,000 and $64,942 in connection with the forgiveness of a loan made to Mr. Vent.

(q) Represents 99,342 Broadwing Common Shares underlying options that were obtained in the merger upon the conversion of options to acquire 47,360 Company Common Shares and 200,400 Broadwing Common Shares underlying options that were granted by Broadwing after the merger. The 200,400 Broadwing Common Shares underlying options were terminated in connection with Mr. Vent's resignation of employment effective December 31, 1999.

(r) Represents an employer contribution under the Company's 401(k) Plan.

(s) Represents 99,341 Broadwing Common Shares underlying options that were obtained in the merger upon the conversion of options to acquire 47,360 Company Common Shares and 100,400 Broadwing Common Shares underlying options that were granted by Broadwing after the merger.

(t) Represents 99,342 Broadwing Common Shares underlying options that were obtained in the merger upon the conversion of options to acquire 47,360 Company Common Shares and 200,400 Broadwing Common Shares underlying options that were granted by Broadwing after the merger.

(u) Mr. Hughart resigned effective January 27, 2000.

II. GRANTS OF STOCK OPTIONS

    The following table shows all individual grants by the Company and Broadwing of stock options to purchase Common Shares and Broadwing Common Shares granted to the named executive officers of the Company during the fiscal year ended December 31, 1999.

                                                                                      POTENTIAL REALIZABLE VALUE AT
                             NUMBER OF       % OF TOTAL                                  ASSUMED ANNUAL RATES OF
                             SECURITIES       OPTIONS         EXERCISE                STOCK PRICE APPRECIATION FOR
                             UNDERLYING      GRANTED TO       OR BASE                        OPTION TERM (C)
                              OPTIONS        EMPLOYEES         PRICE     EXPIRATION   -----------------------------
NAME                        GRANTED (#)    IN FISCAL YEAR      ($/SH)       DATE         5% ($)          10% ($)
----                        ------------   --------------     --------   ----------   -------------   -------------
Richard G. Ellenberger....     127,500(a)       1.146%(b)     $16.7500    01/04/09     $ 1,341,173     $ 3,402,051
                               300,000(d)       2.696%(b)     $16.7500    01/04/09     $ 3,155,700     $ 8,004,825
                                   500(e)       0.004%(b)     $16.7500    01/04/09     $     5,260     $    13,341
                             1,600,000(f)      14.380%(b)     $16.7813    09/17/09     $16,861,850     $42,772,177

Benjamen L. Scott.........           0               0               0

John M. Zrno..............   1,048,800(g)     11.1375%(i)     $16.1800    05/27/09     $10,656,899     $27,032,547
                                25,000(h)       .2655%(i)     $25.4063    11/09/09     $   398,879     $ 1,011,806

Michael W. Vent...........      99,342(g)      1.0549%(i)     $18.4200    07/06/09     $ 1,149,164     $ 2,914,998
                               200,000(j)      2.1239%(i)     $25.4063    11/09/09     $ 3,191,031     $ 8,094,447
                                   400(e)       .0042%(i)     $28.9688    01/04/09     $     6,388     $    15,735

Jeffrey C. Smith                59,068(g)       .6273%(i)     $18.4200    07/06/09     $   683,284     $ 1,733,236
                                40,273(g)       .4277%(i)     $15.7100    09/14/09     $   397,329     $ 1,007,873
                               100,000(j)      1.0619%(i)     $25.4063    11/09/09     $ 1,595,516     $ 4,047,224
                                   400(e)       .0042%(i)     $28.9688    01/04/09     $     6,388     $    15,735

Dominick J. DeAngelo......      99,342(g)      1.0549%(i)     $18.4200    07/06/09     $ 1,149,164     $ 2,914,998
                               200,000(j)      2.1239%(i)     $25.4063    11/09/09     $ 3,191,031     $ 8,094,447
                                   400(e)       .0042%(i)     $28.9688    01/04/09     $     6,388     $    15,735

David L. Hughart..........      99,342(g)      1.0549%(i)     $18.4200    07/06/09     $ 1,149,164     $ 2,914,998
                               200,000(j)      2.1239%(i)     $25.4063    11/09/09     $ 3,191,031     $ 8,094,447
                                   400(e)       .0042%(i)     $28.9688    01/04/09     $     6,388     $    15,735

------------------------

(a) Options to purchase Broadwing Common Shares granted by Broadwing in
    January 1999 as the annual grant. The material terms of the options granted are: grant type, non-incentive; exercise price, fair market value on grant date; generally exercisable 25% after one year, an additional 25% after the second year and the remaining 50% after the third year; term of grant, 10 years; except in case of retirement, disability, death or change in control of the Company, any unexercisable options are generally cancelled upon termination of employment.

(b) Percentage of total options granted to Broadwing employees in 1999.

(c) As required by rules of the Securities and Exchange Commission, potential values stated are based on the prescribed assumption that the Broadwing Common Shares will appreciate in value from the date of the grant to the end of the option term (ten years from the date of the grant) at annualized rates of 5% and 10% (total appreciation of 62.8% and 159.3%) resulting in values of approximately $27.27 and $43.43 for all options granted to Mr. Ellenberger expiring on January 4, 2009; $27.37 and $43.60 for all options expiring on September 17, 2009; $26.34 and $41.95 for all options expiring on May 27, 2009; $41.16 and $65.88 for all options expiring on November 9, 2009; $29.99 and $47.76 for all options expiring on July 6, 2009; $45.06 and $68.55 for all options granted to Messrs. Vent, Smith,

    DeAngelo and Hughart expiring on January 4, 2009; and $25.58 and $40.74 for all options expiring on September 14, 2009. They are not intended, however, to forecast possible future appreciation, if any, in the price of Broadwing Common Shares. As an alternative to the assumed potential realizable values stated in the above table, the Securities and Exchange Commission rules would permit stating the present value of such options at date of grant. Methods of computing present values suggested by different authorities can produce significantly different results. Moreover, since stock options granted by Broadwing are not transferable to persons other than family members, there are no objective criteria by which any computation of present value can be verified. Consequently, Broadwing's management does not believe there is a reliable method of computing the present value of such stock options for proxy disclosure purposes.

(d) Options to purchase Broadwing Common Shares granted by Broadwing in January 1999 to provide additional incentive to manage Broadwing after the spin-off of its subsidiary, Convergys Corporation, on December 31, 1998.

(e) Options to purchase Broadwing Common Shares granted by Broadwing in
    January 1999 under a new program whereby almost all employees of Broadwing and its subsidiaries were granted options for the purchase of Broadwing Common Shares. Options to purchase 500 Broadwing Common Shares were granted to eligible employees who were employed on the first business day in January 1999 and options to purchase 400 Broadwing Common Shares were granted to employees hired in 1999. 100% of the options granted become exercisable on January 4, 2002 and have an expiration date of January 4, 2009. The 400 Broadwing Common Shares underlying options granted to
    Mr. Vent were terminated in connection with Mr. Vent's resignation of employment effective December 31, 1999.

(f) Options to purchase Broadwing Common Shares granted by Broadwing in September 1999 to provide additional incentive to make the acquisition of the Company a success, 25% of the options become exercisable after three years, an additional 25% after the fourth year and the remaining 50% after the fifth year. Exercisability may be accelerated if specific earnings before interest, taxes, depreciation and amortization results are achieved.

(g) Represents options to acquire Broadwing Common Shares that were converted from options to acquire Company Common Shares in the merger. Pursuant to the merger, each option to acquire Company Common Shares was converted into an option to acquire Broadwing Common Shares on the same terms and conditions. The number of Broadwing Common Shares subject to each such option is equal to the number of Company Common Shares originally subject to such option multiplied by 2.0976 and rounded down to the nearest whole share. The amount of the exercise price per Broadwing Common Share was adjusted to be equal to the aggregate amount of the exercise price for the Company Common Shares subject to each option divided by the total number of Broadwing Common Shares subject to such option (rounded up to the nearest whole cent). All of the options became exercisable at the time of the merger.

(h) Option to purchase Broadwing Common Shares granted under the Cincinnati Bell Inc. 1997 Stock Option Plan for Non-Employee Directors by Broadwing on the date Mr. Zrno became a director of Broadwing. The option became exercisable on the date of grant.

(i) Percentage of total options granted to Company employees in fiscal year.

(j) Options to purchase Broadwing Common Shares granted by Broadwing in
    November 1999 to provide additional incentive to make the acquisition of the Company a success, 25% of the options become exercisable after three years, an additional 25% after the fourth year, and the remaining 50% after the fifth year. Exercisability may be accelerated if specific earnings before interest, taxes, depreciation and amortization results are achieved. The 200,000 Broadwing Common Shares underlying options granted to Mr. Vent were terminated in connection with Mr. Vent's resignation of employment effective December 31, 1999.

III. AGGREGATE OPTION EXERCISES

    The following table shows aggregate option exercises for Common Shares and Broadwing Common Shares in the last fiscal year and fiscal year-end values:

                                                                             NUMBER OF SECURITIES (B)    VALUE OF UNEXERCISED
                                                COMPANY                       UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS AT
                        BROADWING COMMON        COMMON                        OPTIONS AT FY-END (#)          FY-END ($)(A)
                        SHARES ACQUIRED     SHARES ACQUIRED      VALUE           EXERCISABLE (E)/          EXERCISABLE (E)/
NAME                    ON EXERCISE (#)     ON EXERCISE (#)   REALIZED ($)      UNEXERCISABLE (U)          UNEXERCISABLE (U)
----                   ------------------   ---------------   ------------   ------------------------   -----------------------
Richard G.                        0                   0       $         0          (E)    95,300            (E) $ 2,008,571
  Ellenberger........                                                              (U) 1,986,900            (U) $40,430,508

Benjamin L. Scott....       419,520             300,000       $12,960,296          (E)         0            (E) $         0
                                                                                   (U)         0            (U) $         0

John M. Zrno.........             0                   0       $         0          (E)   759,160            (E) $15,622,426
                                                                                   (U)         0            (U) $         0

Michael W. Vent......        99,250             362,360       $10,442,626          (E)   305,952            (E) $ 8,118,565
                                                                                   (U)         0            (U) $         0

Jeffrey C. Smith.....             0                   0       $         0          (E)   313,296            (E) $ 7,738,718
                                                                                   (U)   100,400            (U) $ 1,168,857

Dominick J.                  11,000                   0       $   183,172          (E)   302,297            (E) $ 5,394,083
  DeAngelo...........                                                              (U)   200,400            (U) $ 2,334,477

David L. Hughart.....             0                   0       $         0          (E)   407,689            (E) $ 7,326,520
                                                                                   (U)   200,400            (U) $ 2,334,477

------------------------------

(a) On December 31, 1999, the value of a Broadwing Common Share on the New York Stock Exchange (based on the average of the high and low) was $37.06 per share.

(b) Pursuant to the merger, each option to acquire Company Common Shares was converted into an option to acquire Broadwing Common Shares on the same terms and conditions.

IV. PERFORMANCE UNIT AWARDS UNDER THE LONG TERM INCENTIVE PLAN--LAST FISCAL YEAR

    The following table provides information concerning performance unit awards granted to Mr. Ellenbeger during 1999 under the Long Term Incentive Plan. Each performance unit is equivalent to a percent, not more than 200%, of the value of a Common Share, based upon the extent to which the Company's total shareholder return ("TSR"), which includes dividends and share price appreciation, for a three-year performance period, compares with a comparison group mean total shareholder return for the same period. No performance unit awards will be awarded at the end of the performance period if the Company's TSR is negative. If the Company's TSR is 80% of the comparison group mean TSR, 50% of the value of the targeted number of performance units will be awarded. If the Company's TSR is greater than 80% of the comparison group mean TSR, up to 200% of the targeted number of performance units will be awarded, with, for example, 100% being awarded if the Company's TSR is 100% of the comparison group mean TSR and 200% being awarded if the Company's TSR is 140% of the comparison group mean TSR.

                                                                                    ESTIMATED FUTURE PAYOUTS
                          NUMBER OF SHARES,                                    UNDER NON-STOCK PRICED BASED-PLANS
                           UNITS OR OTHER     PERFORMANCE OR OTHER PERIOD   ----------------------------------------
NAME                         RIGHTS (#)       UNTIL MATURATION OR PAYOUT    THRESHOLD (#)   TARGET (#)   MAXIMUM (#)
----                      -----------------   ---------------------------   -------------   ----------   -----------
Richard G.
  Ellenberger...........       17,350                  1999-2001                8,875         17,350       34,700

V.  DEFINED BENEFIT OR ACTUARIAL PLAN DISCLOSURE

    Mr. Ellenberger participated during 1999 in both the Cincinnati Bell Management Pension Plan (the "Management Pension Plan"), which is a tax-qualified defined benefit pension plan, and a non-tax-qualified pension plan known as the Cincinnati Bell Inc. Pension Program (the "Pension Program").

    Under the Pension Program, each current active participant's pension at retirement, if paid in the form of a single life annuity, generally will be an amount equal to the difference between 50% of the participant's average monthly compensation (for the 36-month period that occurs during the 60-month period preceding retirement that produces the highest compensation amount) and the sum of the participant's benefits payable under the Management Pension Plan (including for this purpose amounts which are intended to supplement or be in lieu of benefits under the Management Pension Plan) and Social Security benefits. Also, there is a reduction in such pension amount of 2.5% for each year by which the sum of the participant's years of age and years of service at retirement total less than 75, and no benefits are payable if the participant terminates employment (other than by reason of his or her death) prior to attaining age 55 and completing at least 10 years of service credited for the purposes of the plan.

    The basic benefit formula under the Management Pension Plan is a cash balance formula. Under this formula, each participant has an account to which pension credits are allocated at the end of each year based upon the participant's attained age and plan compensation for the year (with such plan compensation being subject to a maximum legal annual compensation limit, which limit is $160,000 for 1999 and $170,000 for 2000). To the extent that a participant's plan compensation exceeds the Social Security old age retirement taxable wage base, additional pension credits are given for such excess compensation. The following chart shows the annual pension credits which are given at the ages indicated:

                ATTAINED AGE                                PENSION CREDITS
Less than 30 years                            2.50% of total plan compensation plus 2.50%
                                              of excess compensation
30 but less than 35 years                     2.75% of total plan compensation plus 2.75%
                                              of excess compensation
35 but less than 40 years                     3.25% of total plan compensation plus 3.25%
                                              of excess compensation
40 but less than 45 years                     4.00% of total plan compensation plus 4.00%
                                              of excess compensation
45 but less than 50 years                     5.25% of total plan compensation plus 5.25%
                                              of excess compensation
50 but less than 55 years                     6.50% of total plan compensation plus 6.50%
                                              of excess compensation
55 or more years                              8.00% of total plan compensation plus 8.00%
                                              of excess compensation

    A participant's account under the Management Pension Plan is also generally credited with assumed interest for each calendar year at a certain interest rate. Such interest rate is 7.75% per annum for 1999 and 2000 with respect to a participant while he or she is still employed by the Company or a subsidiary of it and 3 1/2% (or 4% if a participant elects out of a preretirement death benefit) for a participant while he or she is not so employed. (In the case of a participant who was a participant in the Management Pension Plan on December 31, 1993 or who has benefits transferred from other plans to the Management Pension Plan, the participant's account also was credited with pension credits equivalent to the participant's accrued benefit on that date or when such benefits are transferred, as the case may be.)

    After retirement or other termination of employment, a participant under the Management Pension Plan is entitled to elect to receive a benefit under the plan in the form of a lump sum payment or as an annuity, generally based on the balance credited to the participant's cash balance account under the plan when the benefit begins to be paid (but also subject to certain transition or special benefit formula rules in certain situations).

    As a participant under the Pension Program, if Mr. Ellenberger continues in employment and retires at age 65, his estimated single life annuity annual pension amounts under both the Management Pension Plan and the Pension Program combined, prior to deduction for Social Security benefits, would be $563,000. This annual pension amount would be reduced if Mr. Ellenberger (age 47 and two years of service) retires prior to age 60.

VI. 401(k) PLAN

    The Company's 401(k) Plan (the "401(k) Plan") is a tax-qualified retirement plan. In general, all employees of the Company who have attained age 20 1/2 and completed six months of service are eligible to participate in the 401(k) Plan. Participants may make pre-tax contributions to the 401(k) Plan in an amount not to exceed $10,500 per year for 2000. The Company may elect to make matching contributions each year, which are allocated among participants depending on the amount that they contribute to the 401(k) Plan. The Company may also elect to make profit-sharing contributions to the 401(k) Plan, which are allocated among participants as a percentage of compensation.

VII. EFFECT OF CHANGE IN CONTROL ON CERTAIN EXECUTIVE COMPENSATION PLANS

    Under the Long Term Incentive Plan, in the event of a change in control, all outstanding stock options will become immediately exercisable, all restrictions applicable to restricted stock awards will lapse and a pro rata portion of all accrued incentive awards will be paid in cash. The present values of all accrued unfunded benefits under the Management Pension Plan and the Pension Program will be funded within five days after a change in control.

VIII. EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

    Effective January 1, 1999, Broadwing entered into an Employment Agreement with Mr. Ellenberger which provides for the employment and retention of Mr. Ellenberger for a four-year term commencing on January 1, 1999, subject to automatic one year extensions unless terminated prior to the beginning of the final year. The Employment Agreement provides for a minimum base salary of $550,000 per year; a minimum bonus target of $360,000 per year; a grant of options to purchase 300,000 Broadwing Common Shares, which options will become exercisable as to 75,000 Broadwing Common Shares on January 1 of each year commencing January 1, 2000 (this grant was amended to provide that it became exercisable as to the first 75,000 Broadwing Common Shares on December 31, 1999 rather than January 1, 2000); a restricted stock award of 300,000 Broadwing Common Shares which will vest on December 31, 2002 (this grant was amended to provide that one-fourth of its shares vest on December 31 of each of 1999, 2000, 2001 and 2002); and annual grants of long term incentives with a present value of not less than $750,000. The Employment Agreement provides that, if Mr. Ellenberger's employment terminates within two years following a change in control of Broadwing, Mr. Ellenberger will receive a lump sum payment equal to three times his annual base salary and bonus target on the date of termination, plus certain continued medical, dental, vision and life insurance coverages as well as retiree medical benefits. In the event that Broadwing terminates
Mr. Ellenberger's employment (other than for cause or disability or within two years of a change in control of Broadwing), Mr. Ellenberger will receive a lump sum payment equal to the greater of (a) two times his base salary rate and bonus target or (b) the base salary rate and bonus target for the remainder of the term of the Employment Agreement, plus the medical benefits and retiree medical benefits described above. In addition, to the extent that Mr. Ellenberger is deemed to have received an excess parachute payment by reason of a change in control, Broadwing shall pay Mr. Ellenberger an additional sum sufficient to pay
(i) any taxes imposed under Section 4999 of the Code plus (ii) any federal, state and local taxes applicable to any taxes imposed under Section 4999 of the Code.

    Effective November 9, 1999, Broadwing Communications Services Inc., a subsidiary of the Company, entered into an Employment Agreement with Mr. DeAngelo which provides for the employment and retention of Mr. DeAngelo for a one-year term commencing on November 9, 1999, subject to automatic one-year extensions unless terminated prior to the end of a year. The Employment Agreement provides for a minimum base salary of $245,100 per year; a minimum bonus target of $122,550 per year; a grant of options on November 9, 1999 to purchase 200,000 Broadwing Common Shares, which options will become exercisable as to 50,000 Broadwing Common Shares on each of September 17, 2002 and
September 17, 2003 and as to 100,000 Broadwing Common Shares on September 17, 2004; and annual grants of options to purchase Broadwing Common Shares. The Employment Agreement provides that, if Mr. DeAngelo's employment terminates within one year following a change of control of Broadwing, Mr. DeAngelo will receive a lump sum payment equal to his annual base salary and bonus target on the date of termination, plus certain continued medical, dental, vision and life insurance coverages as well as retiree medical benefits.

                               PERFORMANCE GRAPH

    The Performance Graph is not relevant since the Company has not had a class of common stock registered under Section 12 of the Securities Exchange Act of 1934 since the merger.

                                 OTHER MATTERS

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, the Company believes that, during the period commencing January 1, 1999 and ending December 31, 1999, all such persons complied on a timely basis with the filing requirements of Section 16(a), with the exception of General Electric Pension Trust, which failed to file a Form 5 for fiscal year 1999 on a timely basis to report one transaction which was required to be reported on the Form 5 and which reported two transactions on the Form 5 for fiscal 1999 which should have been reported on Forms 4.

AUDITORS

    The Company has appointed PriceWaterhouseCoopers LLP to continue as the Company's auditors and to audit the books of account and other records of the Company for the fiscal year ending December 31, 2000. In connection with the Company's merger with Broadwing on November 16, 1999, the Company dismissed its accountants, Ernst & Young LLP, and replaced them with PricewaterhouseCoopers LLP, Broadwing's existing accountants. The Company's Board of Directors approved the change in accountants.

FINANCIAL STATEMENTS AVAILABLE

    The 1999 Combined Annual Report and Form 10-K of the Company to stockholders includes the financial statements for the Company and its subsidiaries. If you would like a copy of the Company's 1999 Combined Annual Report and Form 10-K as filed with the Securities and Exchange Commission, please write to Thomas E. Taylor, Secretary, Broadwing Communications Inc., 201 East Fourth Street,
P.O. Box 2301, Cincinnati, Ohio 45201, and the Company will send you one free of charge.

                                          By Order of the Board of Directors

                                          Thomas E. Taylor
                                          Secretary

April 13, 2000